Exhibit 4.1

ST. JUDE MEDICAL, INC.

as Issuer

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of July 28, 2009

SENIOR DEBT SECURITIES

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE dated as of July 28, 2009, between ST. JUDE MEDICAL, INC., a Minnesota corporation (the “Corporation”), and U.S. Bank National Association, a state banking corporation, as trustee (the “Trustee”).

          WHEREAS, the Corporation has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and

          WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Corporation, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That, in consideration of the premises and the purchase of the Securities by the Holders thereof for the equal and proportionate benefit of all of the present and future Holders of the Securities, each party agrees and covenants as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.1      Definitions.

           “Affiliate,” with respect to any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

           “Agent” means any Registrar, Paying Agent or co-registrar.

           “Attributable Debt” means, in respect of a Sale and Leaseback Transaction, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

           “Board of Directors” means the Board of Directors, or any other duly authorized committee of the Board of Directors, of the Corporation.

           “Board Resolution” means a resolution of the Board of Directors or of a committee or person to which or to whom the Board of Directors has properly delegated the appropriate authority, a copy of which has been certified by the Secretary or an Assistant Secretary of the Corporation, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

           “Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

           “Code” means the Internal Revenue Code of 1986 as in effect on the date hereof.

           “Company Order” means a written order signed in the name of the Corporation by (i) the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, or Senior Vice President, and (ii) the Treasurer, Assistant Treasurer, Controller, Assistant Controller, Secretary or Assistant Secretary of the Corporation, and delivered to the Trustee.

           “Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (2) all customer lists, computer software, licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, capitalized research and development costs and other like intangibles, treasury stock and unamortized debt discount and expense, and all other like intangible assets, all as stated on the Corporation’s most recent publicly available consolidated balance sheet preceding the date of determination and determined in accordance with generally accepted accounting principles.

           “Corporation” means the Person named as the “Corporation” in this Indenture until a successor Person shall become such pursuant to the applicable provisions of this Indenture, and thereafter “Corporation” means the successor Person.

           “Corporate Trust Office,” or other similar term, means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107-2292 Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Corporation, or the principal corporate trust officer of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Corporation).

           “Currency” means U.S. Dollars or Foreign Currency.

           “Debt” means any and all of the obligations of a Person for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of such Person as a liability as of the date of which the Debt is to be determined.

           “Default” shall have the meaning assigned to it in Section 10.3.

           “Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company or such other Person as may be designated as Depositary by the Corporation pursuant to Section 3.1, until a successor Depositary shall have become such pursuant to the applicable provisions hereof, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used in respect of the Securities on any such series shall mean the Depositary with respect to the Securities of that series.

           “Discharge” shall have the meaning assigned to it in Section 11.3.

           “Exchange Act” means the United States Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC thereunder and any statute successor thereto, in each case, as amended from time to time.

           “Foreign Currency” means a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

           “Global Security” means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such series in accordance with Section 3.3, and bearing the legend prescribed in Section 2.1.

           “Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.

           “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.1; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities, “Indenture” shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 3.1, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such person had become such Trustee, but to which such person, as such Trustee, was not a party; provided, further that in the event that this Indenture is supplemented or amended by one or more indentures supplemental hereto which are only applicable to certain series of Securities, the term “Indenture” for a particular series of Securities shall only include the supplemental indentures applicable thereto.

           “Individual Securities” shall have the meaning specified in Section 3.1(p).

           “Interest Payment Date” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

           “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or other), charge or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing) on or with respect to any property.

           “Maturity” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repurchase at the option of the Holder or otherwise.

           “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Controller or the Secretary, or an Assistant Secretary, of the Corporation.

           “Officers’ Certificate” means a certificate signed by any of (i) the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, the President or a Vice President, Treasurer or the Controller, and (ii) the Secretary or an Assistant Secretary of the Corporation, and delivered to the Trustee.

           “Original Issue Discount Security” means any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder and any other Security designated by the Corporation as issued with original issue discount for United States federal income tax purposes.

           “outstanding,” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                     (a)     Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                     (b)     Securities, or portions thereof, for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Corporation) in trust or set aside and segregated in trust by the Corporation (if the Corporation shall act as its own Paying Agent) for the Holders of such Securities or Securities as to which the Corporation’s obligations have been Discharged; provided, however, that if such Securities, or portions thereof, are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                     (c)     Securities that have been paid pursuant to Section 3.7(b) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to a Responsible Officer of the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Corporation;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities of a series outstanding have performed any action hereunder, Securities owned by the Corporation or any other obligor upon the Securities of such series or any Affiliate of the Corporation or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such action, only Securities of such series that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Corporation or any other obligor upon such Securities or any Affiliate of the Corporation or of such other obligor. In determining whether the Holders of the requisite principal amount of outstanding Securities of a series have performed any action hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.2 and the principal amount of a Security denominated in a Foreign Currency that shall be deemed to be outstanding for such purpose shall be the amount calculated pursuant to Section 3.12(b).

           “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Corporation, or may be other counsel that meets the requirements provided for in Section 16.3.

           “Person” means an individual, a corporation, a company, a voluntary association, a partnership, a trust, a joint venture, a limited liability company, an unincorporated organization, or a government or any agency, instrumentality or political subdivision thereof.

           “Place of Payment” means, when used with respect to the Securities of any series, the place or places where the principal of and premium, if any, and interest on the Securities of that series are payable as specified pursuant to Section 3.1.

           “Predecessor Security” means, with respect to any Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.8 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

           “principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

           “Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

           “Redemption Price” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

           “Responsible Officers” of the Trustee hereunder shall mean any vice president, any assistant vice president, any trust officer, any assistant trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

           “Restricted Property” means, as to any particular series of Securities, any manufacturing facility or plant owned, or leased, by the Corporation or a Restricted Subsidiary and located within the United States, the gross book value (including related land, machinery and equipment without deduction of any depreciation reserves) of which is not less than 1% of Consolidated Tangible Net Assets as stated on the Corporation’s most recent publicly available consolidated balance sheet preceding the date of determination, other than any such manufacturing facility or plant which the Board of Directors reasonably determines is not material to the operation of the Corporation’s business and its Subsidiaries, taken as a whole.

           “Restricted Subsidiary” means, as to any particular series of Securities, a Subsidiary (as defined below) (i) which is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the U.S. federal securities laws or (ii) which owns a Restricted Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary.

           “Sale-Leaseback Transaction” means an arrangement whereby the Corporation or a Restricted Subsidiary now owns or hereafter acquires a Principal Property, sells or transfers it to a person and contemporaneously leases it back from the Person.

           “SEC” means the Securities and Exchange Commission.

           “Security Custodian” means the custodian with respect to any Global Security appointed by the Depositary, or any successor Person thereto, and shall initially be the Paying Agent.

           “Securities” means the securities issued pursuant to this Indenture from time to time, as such securities may be amended or supplemented from time to time.

           “Securities Act” shall mean the United States Securities Act of 1933, and the rules and regulations promulgated by the SEC thereunder and any statute successor thereto, in each case as amended from time to time.

           “Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest, if any, thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest, if any, is due and payable.

          “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares or other interests having voting power is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person. Unless the context otherwise requires, all references to Subsidiary or Subsidiaries under this Indenture shall refer to Subsidiaries of the Corporation.

          “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 12.3 and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

          “Trustee” means the Person named as such in this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

          “Trust Officer” means a Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          “United States” means the United States of America (including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

          “U.S. Dollars” mean such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

          Section 1.2     Other Definitions.

Term	Defined in Section
“Authenticating Agent”	10.	9
“Defaulted Interest”	3.	10
“Designated Currency ”	3.	11
“Event of Default”	7.	1
“Legal Holiday”	16.	10
“Mandatory Sinking Fund Payment”	13.	1
“Members”	3.	3
“Optional Sinking Fund Payment ”	13.	1
“Paying Agent”	3.	4
“Registrar”	3.	4
“Special Record Date”	3.	10
“U.S. Government Obligations”	11.	3

          Section 1.3     Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          “Commission” means the SEC.

          “indenture securities” means the Securities.

          “indenture security holder” means a Securityholder.

          “indenture to be qualified” means this Indenture.

          “indenture trustee” or “institutional trustee” means the Trustee.

          “obligor” on the indenture securities means the Corporation.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

          Section 1.4     Rules of Construction. Unless the context otherwise requires:

                                 (a)     a term has the meaning assigned to it;

                                 (b)     an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time unless a different time is established in the applicable series of Securities;

                                 (c)     “or” is not exclusive;

                                 (d)     words in the singular include the plural, and in the plural include the singular;

                                 (e)     references to “Section” or “Article” or other subdivision herein are references to a Section or Article or other subdivision of this Indenture;

                                 (f)      any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine gender; and

                                 (g)     provisions apply to successive events and transactions.

ARTICLE 2.

FORMS OF SECURITIES

          Section 2.1     Terms of the Securities.

                    (a)     The Securities of each series shall be established in or pursuant to a Board Resolution, and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Securities as conclusively evidenced by their execution of such Securities.

                    (b)     The terms and provisions of the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Corporation and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.

          Section 2.2     Form of Trustee’s Certificate of Authentication.

                    (a)     Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual signature, shall be valid or become obligatory for any purpose or entitle the Holder thereof to any right or benefit under this Indenture.

                    (b)     Each Security shall be dated the date of its authentication, except that any Global Security shall be dated as of the date specified as contemplated in Section 3.1.

                    (c)     The form of the Trustee’s certificate of authentication to be borne by the Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication: _______________	U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

          Section 2.3     Form of Trustee’s Certificate of Authentication by an Authenticating Agent. If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s certificate of authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to within-mentioned Indenture.

Date of authentication: _______________	U.S. BANK NATIONAL ASSOCIATION,
as Trustee

	By:	[NAME OF AUTHENTICATING AGENT]
as Authenticating Agent

By:
Authorized Signatory

ARTICLE 3.

THE DEBT SECURITIES

          Section 3.1     Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. Additional Securities of any series of Securities authenticated and delivered under this Indenture may be authenticated and delivered hereunder at any time, having the same terms as, treated as a single class (for all purposes under this Indenture) with, and in aggregate principal amounts that exceed the aggregate principal amount of, such previously authenticated and delivered Securities.

          The Securities may be issued in one or more series. There shall be established in or pursuant to Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

                    (a)     the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);

                    (b)     any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.6, 3.7, 3.8, 4.6 or 12.5);

                    (c)     the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

                    (d)     the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series (including if such Securities were originally issued at a discount), the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the record dates for the determination of Holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

                    (e)     if other than U.S. Dollars, the Foreign Currency in which Securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest on the Securities of the series shall be payable and any other terms concerning such payment;

                    (f)     if the amount of payment of principal of, premium, if any, or interest on the Securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

                    (g)     if the principal of, premium, if any, or interest on Securities of the series are to be payable, at the election of the Corporation or a Holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the Currency in which the Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made;

                    (h)     the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest on Securities of the series shall be payable, and where Securities of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Corporation in respect of the Securities of such series may be made;

                    (i)     the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Corporation, if the Corporation is to have that option;

                    (j)     the obligation or right, if any, of the Corporation to redeem, purchase or repay Securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the Currency or Currencies in which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

                    (k)     if other than denominations of $1,000 or any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

                    (l)     if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

                    (m)   the guarantors, if any, of the Securities of the series, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such Securities;

                    (n)     whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount with which such Securities may be issued;

                    (o)     provisions, if any, for the defeasance of Securities of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

                    (p)     whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Global Securities and the terms and conditions, if any, upon which interests in such Global Security or Global Securities may be exchanged in whole or in part for the Individual Securities represented thereby in definitive form registered in the name or names of Persons other than such Depositary or a nominee or nominees thereof (“Individual Securities”);

                    (q)     the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

                    (r)     the form of the Securities of the series;

                    (s)     if the Securities of the series are to be convertible into or exchangeable for any securities or property of any Person (including the Corporation), the terms and conditions upon which such Securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

                    (t)     whether the Securities of such series are subject to subordination and the terms of such subordination;

                    (u)     any restriction or condition on the transferability of the Securities of such series;

                    (v)     any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;

                    (w)     any addition or change in the provisions related to supplemental indentures set forth in Sections 12.2 and 12.4 which applies to Securities of such series;

                    (x)     provisions, if any, granting special rights to Holders upon the occurrence of specified events;

                    (y)     any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 7.2 and any addition or change in the provisions set forth in Article 7 which applies to Securities of the series;

                    (z)     any addition to or change in the covenants set forth in Article 5 which applies to Securities of the series; and

                    (aa)   any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such series).

          All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution and set forth, or determined in the manner provided, in the Officers’ Certificate or established in one or more indentures supplemental hereto.

          Section 3.2     Denominations. In the absence of any specification pursuant to Section 3.1 with respect to Securities of any series, the Securities of such series shall be issuable only as Securities in denominations of any integral multiple of $1,000, and shall be payable only in U.S. Dollars.

          Section 3.3     Execution, Authentication, Delivery and Dating.

                    (a)     The Securities shall be executed in the name and on behalf of the Corporation by the manual or facsimile signature of its Chairman of the Board of Directors, its Chief Executive Officer, President, one of its Vice Presidents or Treasurer. If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.

                    (b)     At any time and from time to time after the execution and delivery of this Indenture, the Corporation may deliver Securities of any series executed by the Corporation to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and, if required pursuant to Section 3.1, a supplemental indenture or Company Order setting forth the terms of the Securities of a series. The Trustee shall thereupon authenticate and deliver such Securities without any further action by the Corporation. The Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

                    (c)     In authenticating the first Securities of any series and accepting the additional responsibilities under this Indenture in relation to such Securities the Trustee shall receive, and (subject to Section 10.2) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel, each prepared in accordance with Section 16.3 stating that the conditions precedent, if any, provided for in the Indenture have been complied with.

                    (d)     The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 3.3 if the issue of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

                    (e)     Each Security shall be dated the date of its authentication, except as otherwise provided pursuant to Section 3.1 with respect to the Securities of such series.

                    (f)     Notwithstanding the provisions of Section 3.1 and of this Section 3.3, if all of the Securities of any series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 3.3 must be delivered only once prior to the authentication and delivery of the first Security of such series;

                    (g)     If the Corporation shall establish pursuant to Section 3.1 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Corporation shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY] TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [THE NOMINEE OF THE DEPOSITARY] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY] (AND ANY PAYMENT HEREON IS MADE TO [THE NOMINEE OF THE DEPOSITARY] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [THE NOMINEE OF THE DEPOSITARY], HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

          The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture.

                    (h)     Each Depositary designated pursuant to Section 3.1 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

                    (i)     Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary may be treated by the Corporation, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

                    (j)     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual or facsimile signature of an authorized signatory of the Trustee, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          Section 3.4     Registrar and Paying Agent. The Corporation shall maintain an office or agency where Securities may be presented or surrendered for registration of transfer or for exchange, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Corporation may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. There may be separate Registrars and Paying Agents for different series of Securities.

          The Corporation shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreements shall implement the provisions of this Indenture that relate to such Agent. The Corporation shall notify the Trustee of the name and address of any such Agent. If the Corporation fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Corporation initially appoints the Trustee to act as Registrar and Paying Agent.

          Section 3.5     Paying Agent to Hold Money in Trust. Each Paying Agent for any series of Securities shall hold in trust for the benefit of Holders of Securities of the same series or the Trustee all money held by the Paying Agent for the payment of principal of or interest on such Securities and shall notify the Trustee of any default by the Corporation in making such payment. If the Corporation or a Subsidiary acts as Paying Agent with respect to a series of Securities, it shall segregate the money for that series and hold it as a separate trust fund. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

          Section 3.6     Transfer and Exchange.

                    (a)     Transfer.

                    (1)     Upon surrender for registration of transfer of any Security of any series at the Registrar the Corporation shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series for like aggregate principal amount of any authorized denomination or denominations. The transfer of any Security shall not be valid as against the Corporation or the Trustee unless registered at the Registrar at the request of the Holder, or at the request of his, her or its attorney duly authorized in writing.

                    (2)     Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the Individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

                    (b)     Exchange.

                    (1)     At the option of the Holder, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same series for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Securities to be exchanged at the Registrar.

                    (2)     Whenever any Securities are so surrendered for exchange, the Corporation shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

                    (c)     Exchange of Global Securities for Individual Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Individual Securities.

                    (1)     Individual Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if: (A) at any time the Depositary for the Securities of a series notifies the Corporation that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.3(h) and, in each case, a successor Depositary is not appointed by the Corporation within 90 days of such notice, or (B) the Corporation executes and delivers to the Trustee and the Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable.

                          In connection with the exchange of an entire Global Security for Individual Securities pursuant to this subsection (c), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Corporation shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Individual Securities of such series, will authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Individual Securities of authorized denominations.

                    (2)     The owner of a beneficial interest in a Global Security will be entitled to receive an Individual Security in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Security Custodian and Registrar of instructions from the Holder of a Global Security directing the Security Custodian and Registrar to (x) issue one or more Individual Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and regulations of the Depositary:

(i) the Security Custodian and Registrar shall notify the Corporation and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

                  (ii)    the Corporation shall promptly execute and the Trustee, upon receipt of a Company Order for the authentication and delivery of Individual Securities of such series, shall authenticate and deliver to such beneficial owner Individual Securities in an equivalent amount to such beneficial interest in such Global Security; and

                (iii)   the Security Custodian and Registrar shall decrease such Global Security by such amount in accordance with the foregoing. In the event that the Individual Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Individual Securities, the Corporation expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 7.5 hereof, the right of any beneficial Holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial Holder’s Securities as if such Individual Securities had been issued.

                    (3)     If specified by the Corporation pursuant to Section 3.1 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Individual Securities of such series on such terms as are acceptable to the Corporation and such Depositary. Thereupon, the Corporation shall execute, and the Trustee shall authenticate and deliver, without service charge,

                (i)     to each Person specified by such Depositary a new Individual Security or new Individual Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

                (ii)     to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Individual Securities delivered to Holders thereof.

                    (4)     In any exchange provided for in clauses (1) through (3), the Corporation will execute and the Trustee will authenticate and deliver Individual Securities in registered form in authorized denominations.

                    (5)     Upon the exchange in full of a Global Security for Individual Securities, such Global Security shall be canceled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

                    (d)     All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Corporation evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

                    (e)     Every Security presented or surrendered for registration of transfer, or for exchange or payment shall (if so required by the Corporation, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing.

                    (f)     No service charge will be made for any registration of transfer or exchange of Securities. The Corporation or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than those expressly provided in this Indenture to be made at the Corporation’s own expense or without expense or charge to the Holders.

                    (g)     The Corporation shall not be required to (i) register, transfer or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under Section 4.3 and ending at the close of business on the day of such transmission, or (ii) register, transfer or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                    (h)     Prior to the due presentation for registration of transfer or exchange of any Security, the Corporation, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes whatsoever, and none of the Corporation, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents shall be affected by any notice to the contrary.

                    (i)     In case a successor Corporation (“Successor Company”) has executed an indenture supplemental hereto with the Trustee pursuant to Article 16, any of the Securities authenticated or delivered pursuant to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 3.7 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

                    (j)     Each Holder of a Security agrees to indemnify the Corporation and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

                    (k)     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                    (l)     Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

          Section 3.7     Mutilated, Destroyed, Lost and Stolen Securities.

                    (a)     If (i) any mutilated Security is surrendered to the Trustee at its Corporate Trust Office or (ii) the Corporation and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Corporation and the Trustee security or indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Corporation nor the Trustee receives notice that such Security has been acquired by a protected purchaser, then the Corporation shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously outstanding, that neither gain nor loss in interest shall result from such exchange or substitution.

                    (b)     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.

                    (c)     Upon the issuance of any new Security under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                    (d)     Every new Security of any series issued pursuant to this Section shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

                    (e)     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          Section 3.8     Temporary Securities.

                    (a)     Pending the preparation of definitive Securities of any series, the Corporation may prepare and the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Any such temporary Security may be in global form, representing all or a portion of the outstanding Securities of such series. Every such temporary Security shall be executed by the Corporation and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

                    (b)     If temporary Securities of any series are issued, the Corporation will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency of the Corporation in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

                    (c)     Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Securities represented thereby pursuant to this Section 3.10 or Section 3.7, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

          Section 3.9     Cancellation. Unless otherwise specified pursuant to Section 3.1 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or credit against any sinking fund or otherwise shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and shall be promptly canceled by it and, if surrendered to the Trustee, shall be promptly canceled by it. The Corporation may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Corporation may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Securities held by it in accordance with its then customary procedures and deliver a certificate of such disposal to the Corporation upon its request therefor.

          Section 3.10     Payment of Interest; Interest Rights Preserved. Interest on any Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the record date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the record date. Payment of interest on Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.1) or, at the option of the Corporation, by check mailed to the address of the Person entitled thereto as such address shall appear in the Registrar or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

                    (a)     Any interest on any Security that is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant record date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Corporation, at its election in each case, as provided in clause (1) or (2) below:

                    (1)     The Corporation may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Corporation shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Corporation of such Special Record Date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Securities at their addresses as they appear in the Registrar, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                    (2)     The Corporation may make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the provisions set forth herein relating to record dates, each Security delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          Section 3.11     Judgments. The Corporation may provide pursuant to Section 3.1 for Securities of any series that (a) the obligation, if any, of the Corporation to pay the principal of and interest on the Securities of any series in the Currency (the “Designated Currency”) as may be specified pursuant to Section 3.1 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (b) the obligation of the Corporation to make payments in the Designated Currency of the principal of and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Corporation shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Corporation not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

          Section 3.12     Payment in Currencies.

                    (a)     Except as otherwise specified pursuant to Section 3.1 for Securities of any series, payment of the principal of and interest on Securities of such series will be made in U.S. Dollars.

                    (b)     For purposes of any provision of the Indenture where the Holders of outstanding Securities may perform an action that requires that a specified percentage of the outstanding Securities of all series perform such action and for purposes of any decision or determination by the Trustee of amounts due and unpaid for the principal of and interest on the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of and premium, if any, and interest on the outstanding Securities denominated in a Foreign Currency will be the amount in U.S. Dollars based upon exchange rates, determined as specified pursuant to Section 3.1 for Securities of such series, as of the date for determining whether the Holders entitled to perform such action have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

                    (c)     Any decision or determination to be made regarding exchange rates shall be made by an agent appointed by the Corporation; provided, that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Corporation at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.1 for the making of such decision or determination. All decisions and determinations of such agent regarding exchange rates shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Corporation, the Trustee and all Holders of the Securities.

          Section 3.13     CUSIP Numbers. The Corporation in issuing any Securities may use “CUSIP”, “ISIN” or other similar numbers if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange with respect to such series provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

          Section 3.14     Computation of Interest. Except as otherwise specified pursuant to Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

          Section 3.15     Securityholders’ List. For each series of Securities, the Trustee shall preserve in a current form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities of that series. If the Trustee is not the Registrar, the Corporation shall furnish or cause to be furnished to the Trustee the information as is required pursuant to Section 14.3.

ARTICLE 4.

REDEMPTION

          Section 4.1     Applicability of this Article. Redemption of Securities (other than pursuant to a sinking fund, amortization or analogous provision) permitted by the terms of any series of Securities shall be made (except as otherwise specified pursuant to Section 3.1 for Securities of any series) in accordance with this Article; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

          Section 4.2     Selection of Securities to be Redeemed.

                    (a)     If the Corporation shall at any time elect to redeem all or any portion of the Securities of a series then outstanding, it shall at least 35 days prior to the Redemption Date fixed by the Corporation (unless a shorter period shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as the Trustee shall deem appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series. The Trustee shall, as soon as practicable, notify the Corporation in writing of the Securities and portions of Securities so selected.

                    (b)     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Corporation shall so direct, Securities registered in the name of the Corporation, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

          Section 4.3     Notice of Redemption. (a) Notice of redemption shall be given by the Corporation or, at the Corporation’s request, by the Trustee in the name and at the expense of the Corporation not less than 30 nor more than 60 days prior to the Redemption Date, to the Holders of Securities of any series to be redeemed in whole or in part in the manner provided in Section 16.5. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series.

                    (b)     All notices of redemption shall identify the Securities to be redeemed (including CUSIP, ISIN or other similar numbers, if available) and shall state:

               (i)     such election by the Corporation to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series or a supplemental indenture establishing such series, if such be the case;

(ii) the Redemption Date;

(iii) the Redemption Price;

               (iv)    if less than all outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the Securities of such series to be redeemed;

               (v)     that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date;

(vi) the place or places of payment where such Securities are to be surrendered for payment of the Redemption Price; and

(vii) that the redemption is for a sinking fund, if such is the case.

          Section 4.4     Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, on the Redemption Date for any Securities, the Corporation shall deposit with the Trustee or with a Paying Agent an amount of money in the Currency in which such Securities are denominated (except as provided pursuant to Section 3.1) sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on that date.

          Section 4.5     Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Corporation shall Default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Corporation at the Redemption Price; provided, however, that (unless otherwise provided pursuant to Section 3.1) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.10.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium, if any, thereon shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

          Section 4.6     Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Corporation as is specified pursuant to Section 3.1 with, if the Corporation, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation, the Registrar and the Trustee duly executed by the Holder thereof or his, her or its attorney duly authorized in writing, and the Corporation shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; except that if a Global Security is so surrendered, the Corporation shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

ARTICLE 5.

COVENANTS

          Section 5.1     Payment of Securities. The Corporation shall duly and punctually pay the principal of, premium, if any, and interest, if any, on each series of Securities on the dates and in the manner provided in the Securities and in this Indenture. To the extent lawful, the Corporation shall pay interest on overdue principal at the rate borne by the Securities and shall pay interest on overdue installments of interest at the same rate.

          Section 5.2     Limitations on Liens. The Corporation will not, nor will it permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any new Debt if such Debt is secured by a Lien upon any Restricted Property or on the Capital Stock or Debt of any Restricted Subsidiary, without, in any such case, effectively providing that the Securities will be secured equally and ratably with such secured Debt; provided, however, that this restriction will not apply to:

(i) Liens existing on the date of this Indenture or Liens existing on property, shares of stock or Debt of any Person at the time it becomes a Restricted Subsidiary;

                    (ii)    Any Lien existing on property when acquired, constructed or improved and which Lien (i) secured or provided for the payment of all or any part of the acquisition costs of the property or the cost of construction or improvement thereof and (ii) is created prior to, at the same time or within one year after, the completion of such acquisition, construction or improvement to the property, as the case may be;

                    (iii)   Liens on property of a Person existing at the time such Person is merged into or consolidated with the Corporation or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Corporation or a Restricted Subsidiary;

(iv) Any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation;

(v) Liens securing Debt of a Restricted Subsidiary owed to the Corporation or another Restricted Subsidiary;

(vi) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty;

                    (vii)   Carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’, landlords’ and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                    (viii)  Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

                    (ix)     Liens on property securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided that all such Liens under this sub-clause (ix) in the aggregate would not (even if enforced) cause a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Corporation and its Subsidiaries taken as a whole;

(x) Liens securing obligations in respect of capital leases on assets subject to such leases; provided that such leases are otherwise permitted under Section 5.3 herein;

(xi) Liens securing reimbursement obligations with respect to letters of credit arising by operation of law under Section 5-118(a) of the Uniform Commercial Code;

                    (xii)   Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by us in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States, and (ii) such deposit account is not intended by us or any Subsidiary to provide collateral to the depository institution;

                    (xiii)  Easements, right-of-way restrictions and other similar encumbrances incurred in the ordinary course of our business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary course of our and our Subsidiaries’ business; and

                    (xiv)  Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any permitted Lien referred to in this Section 5.2 above, inclusive of any Lien existing at the date of this Indenture; provided that the obligation secured by such new Lien shall not extend beyond the property subject to the existing Lien and be greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of reasonable financing fees and related transaction costs).

          The Corporation and any Restricted Subsidiary may, without securing the Securities, create, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions; provided that, if after giving effect to such Debt, the aggregate of such secured Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) plus the aggregate amount of Attributable Debt outstanding of Sale and Leaseback Transactions that would otherwise be prohibited by Section 5.3 below, does not exceed 15% of Consolidated Net Tangible Assets.

          Section 5.3     Limitations on Sale and Leaseback Transactions. The Corporation will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Restricted Property, except a lease for a period (including extensions or renewals at our option or the option of a Restricted Subsidiary) of three years or less. Notwithstanding the foregoing, the Corporation or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(i) The lease is between the Corporation and a Restricted Subsidiary or between Restricted Subsidiaries;

                    (ii)    The Corporation or such Restricted Subsidiary would, at the time of entering into such Sale and Leaseback transaction, be entitled pursuant to Section 5.3 above, to incur Debt secured by a Lien on such Restricted Property involved in a principal amount at least equal to the Attributable Debt of such transaction without equally and ratably securing the Securities;

                    (iii)   The Corporation or any Restricted Subsidiary, during the six months following the effective date of the Sale and Leaseback Transaction, applies an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of the Restricted Property that the Corporation or our Restricted Subsidiary lease in the transaction to the voluntary retirement of the debt securities or other Debt of the Corporation or that of any Restricted Subsidiary, provided that such Debt (A) ranks pari passu or senior to the Securities and (B) has a stated maturity which is either more than 12 months from the date of such application or which is extendable or renewable at the option of the obligor thereon to a date more than 12 months from the date of such application; or

                    (iv)   The Attributable Debt of the Corporation and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions involving Restricted Property (other than Sale and Leaseback Transactions as are permitted in clauses (i) through (iii) in this Section 5.3), plus the aggregate principal amount of Debt secured by Liens on Restricted Property then outstanding that otherwise would be prohibited by the covenant described under Section 5.3 above, would not exceed 15% of Consolidated Net Tangible Assets.

          Section 5.4     Office or Agency for Certain Purposes. (a) The Corporation will maintain in each Place of Payment for any series of Securities, if any, an office or agency where Securities may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Securities and this Indenture may be served. The Corporation will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Corporation shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Corporation hereby appoints the Trustee as Paying Agent to receive all presentations, surrenders, notices and demands.

          (b)     The Corporation may also from time to time designate different or additional offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligations described in the preceding paragraph. The Corporation will give prompt written notice to the Trustee of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency. The Corporation shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Corporation shall notify the Trustee of the name and address of each such agent. The Corporation or any Affiliate thereof may act as Paying Agent.

          Section 5.5     Maintenance of Corporate Existence. The Corporation will preserve its corporate existence, but this covenant shall not require the Corporation to continue its corporate existence in the event of a consolidation or merger of the Corporation with or into any other corporation in accordance with the provision of Article 6 hereof as a result of which the Corporation shall lose its corporate identity, or in the event of a sale or conveyance of all or substantially all of the property of the Corporation in accordance with the provisions of said Article 6. The Corporation will punctually pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon or assessed against it which are material to it provided, however, that nothing herein contained shall require the Corporation to pay any such tax, assessment, charge or levy so long as it shall in good faith contest the validity or the amount of the same by appropriate legal proceedings and stay any execution thereof.

          Section 5.6     Provisions as to Paying Agent. (a) If the Corporation or an Affiliate thereof shall at any time act as Paying Agent with respect to any series of Securities, then, on or before the date on which the principal of and premium, if any, or interest on any of the Securities of that series by their terms or as a result of the calling thereof for redemption shall become payable, the Corporation or such Affiliate will segregate and hold in trust for the benefit of the Holders of such Securities or the Trustee a sum sufficient to pay such principal and premium, if any, or interest which shall have so become payable until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and will notify the Trustee of its action or failure to act in that regard. Upon any proceeding under any federal bankruptcy laws with respect to the Corporation or any Affiliate thereof, if the Corporation or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Corporation or such Affiliate as Paying Agent.

                    (b)     If the Corporation shall appoint, and at the time have, a Paying Agent for the payment of the principal of and premium, if any, or interest on any series of Securities, then prior to 11:00 a.m., New York City time, on the date on which the principal of and premium, if any, or interest on any of the Securities of that series shall become payable as aforesaid, whether by their terms or as a result of the calling thereof for redemption, the Corporation will deposit with such Paying Agent a sum sufficient to pay such principal and premium, if any, or interest, such sum to be held in trust for the benefit of the Holders of such Securities or the Trustee, and (unless such Paying Agent is the Trustee), the Corporation or any other obligor of such Securities will promptly notify the Trustee of its payment or failure to make such payment.

                    (c)     If the Paying Agent shall be other than the Trustee, the Corporation will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 5.6, that such Paying Agent shall:

                    (1)     hold all moneys held by it for the payment of the principal of and premium, if any, or interest on the Securities of that series in trust for the benefit of the Holders of such Securities until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

                    (2)     give to the Trustee notice of any Default by the Corporation or any other obligor upon the Securities of that series in the making of any payment of the principal of and premium, if any, or interest on the Securities of that series; and

(3) at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

                    (d)     Anything in this Section 5.6 to the contrary notwithstanding, the Corporation may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Corporation or by any Paying Agent other than the Trustee as required by this Section 5.6, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent.

                    (e)     Any money deposited with the Trustee or any Paying Agent, or then held by the Corporation, in trust for the payment of the principal of and premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Corporation upon Company Order along with any interest that has accumulated thereon as a result of such money being invested at the direction of the Corporation, or (if then held by the Corporation) shall be discharged from such trust, and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Corporation for payment of such amounts without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Corporation cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Corporation.

          Section 5.7     Annual Officers’ Certificate to Trustee. Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, the Corporation shall furnish to the Trustee annually, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer, principal accounting officer or vice president and treasurer as to his or her knowledge of the Corporation’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such person may have knowledge.

ARTICLE 6.

MERGER, CONSOLIDATION AND SALE OF ASSETS

          Section 6.1     Merger, Consolidation and Sale of Assets. Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, the Corporation will not consolidate with any other entity or accept a merger of any other entity into the Corporation or permit the Corporation to be merged into any other entity, or sell other than for cash or lease all or substantially all its assets to another entity, or purchase all or substantially all the assets of another entity, unless: (A) in case the Corporation shall consolidate with or merge into another Person (in a transaction in which the Corporation is not the surviving Person) or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Corporation is merged or the Person which acquires by sale, transfer, conveyance or other disposition, or which leases, all or substantially all of the properties and assets of the Corporation shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States and shall expressly assume, by an indenture supplemental hereto, executed and delivered by such Person prior to or simultaneously with such consolidation, merger, sale or lease, the due and punctual payment of the principal of and any premium and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all other obligations to the Holders and the Trustee under this Indenture or under the Securities to be performed or observed by the Corporation; (B) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and (C) the Corporation will deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          Upon any consolidation with or merger into any other entity, or any sale other than for cash, or any conveyance or lease of all or substantially all of the assets of the Corporation in accordance with this Section 6.1, the successor entity formed by such consolidation or into or with which the Corporation is merged or to which the Corporation is sold or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor entity had been named as the Corporation herein, and thereafter, except in the case of a lease, the predecessor Corporation shall be relieved of all obligations and covenants under this Indenture and the Securities, and from time to time such entity may exercise each and every right and power of the Corporation under this Indenture, in the name of the Corporation, or in its own name; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board of Directors or any officer of the Corporation may be done with like force and effect by the like board or officer of any entity that shall at the time be the successor of the Corporation hereunder. In the event of any such sale or conveyance, but not any such lease, the Corporation (or any successor entity which shall theretofore have become such in the manner described in this Section 6.1) shall be discharged from all obligations and covenants under this Indenture and the Securities and may thereupon be dissolved and liquidated.

ARTICLE 7.

DEFAULTS AND REMEDIES

          Section 7.1     Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Securities of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 3.1:

                    (a)     the failure of the Corporation to pay any installment of interest on any Security of such series when and as the same shall become payable, which failure shall have continued unremedied for a period of 30 days;

                    (b)     the failure of the Corporation to pay the principal of (and premium, if any, on) any Security of such series, when and as the same shall become payable, whether at Maturity as therein expressed, by call for redemption (otherwise than pursuant to a sinking fund), by declaration as authorized by this Indenture or otherwise;

                    (c)     the failure of the Corporation to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of a Security of such series, which failure shall have continued unremedied for a period of 30 days;

                    (d)     the failure of the Corporation to perform any covenants or agreements contained in this Indenture (including any indenture supplemental hereto pursuant to which the Securities of such series were issued as contemplated by Section 3.1) (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of a series of Securities other than that series and other than a covenant or agreement a default in the performance of which is elsewhere in this Section 7.1 specifically addressed), which failure shall not have been remedied, or without provision deemed to be adequate for the remedying thereof having been made, for a period of 90 days after written notice shall have been given to the Corporation by the Trustee or shall have been given to the Corporation and the Trustee by Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding, specifying such failure, requiring the Corporation to remedy the same and stating that such notice is a “Notice of Default” hereunder;

                    (e)     the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Corporation in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or of substantially all the property of the Corporation or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

                    (f)     the commencement by the Corporation of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Corporation to the entry of an order for relief in an involuntary case under any such law, or the consent by the Corporation to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Corporation or of substantially all the property of the Corporation or the making by it of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Corporation in furtherance of any action; or

                    (g)     the occurrence of any other Event of Default with respect to Securities of such series as provided in Section 3.1;

provided, however, that no event described in clause (d) or (other than with respect to a payment default) (g) above shall constitute an Event of Default hereunder until a Responsible Officer of the Trustee has actual knowledge thereof or until a written notice of any such event is received by the Trustee at the Corporate Trust Office, and such notice refers to the facts underlying such event, the Securities generally, the Corporation and the Indenture.

          Notwithstanding the foregoing provisions of this Section 7.1, if the principal, premium, if any, or interest on any Security is payable in a Currency other than the Currency of the United States and such Currency is not available to the Corporation for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Corporation, the Corporation will be entitled to satisfy its obligations to Holders of the Securities by making such payment in the Currency of the United States in an amount equal to the Currency of the United States equivalent of the amount payable in such other Currency, as determined by the Corporation’s agent in accordance with Section 3.12(c) hereof by reference to the noon buying rate in The City of New York for cable transfers for such Currency (“Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 7.1, any payment made under such circumstances in the Currency of the United States where the required payment is in a Currency other than the Currency of the United States will not constitute an Event of Default under this Indenture.

          Section 7.2     Acceleration.

                    (a)     Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, if any one or more of the above-described Events of Default (other than an Event of Default specified in Section 7.1(e) or 7.1(f)) shall happen with respect to Securities of any series at the time outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of 25% or more in principal amount of the Securities of such series then outstanding may declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all the Securities of such series then Outstanding to be due and payable immediately by a notice in writing to the Corporation (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 7.01(e) or 7.01(f) occurs and is continuing, then in every such case, the principal amount of all of the Securities of that series then outstanding shall automatically, and without any declaration or any other action on the part of the Trustee or any Holder, become due and payable immediately. Upon payment of such amounts in the Currency in which such Securities are denominated (subject to Section 7.1 and except as otherwise provided pursuant to Section 3.1), all obligations of the Corporation in respect of the payment of principal of and interest on the Securities of such series shall terminate.

                    (b)     The provisions of Section 7.2(a), however, are subject to the condition that, at any time after the principal of all the Securities of such series, to which any one or more of the above-described Events of Default is applicable, shall have been so declared to be due and payable, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if:

                    (1)     the Corporation has paid or deposited with the Trustee or Paying Agent a sum in the Currency in which such Securities are denominated (subject to Section 7.1 and except as otherwise provided pursuant to Section 3.1) sufficient to pay:

(A) all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.1(a) (provided, however, that all sums payable under this clause (A) shall be paid in U.S. Dollars);

               (B)     all arrears of interest, if any, upon all the Securities of such series (with interest, to the extent that interest thereon shall be legally enforceable, on any overdue installment of interest at the rate borne by such Securities at the rate or rates prescribed therefor in such Securities); and

(C) the principal of any Securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon;

                    (2)     every other Default and Event of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.4.

                    (c)     No such rescission shall affect any subsequent default or impair any right consequent thereon.

                    (d)     For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

          Section 7.3     Other Remedies. If the Corporation shall fail for a period of 30 days to pay any installment of interest on the Securities of any series or shall fail to pay the principal, or premium, if any, on any of the Securities of such series when and as the same shall become due and payable, whether at Maturity, or by call for redemption (other than pursuant to the sinking fund), by declaration as authorized by this Indenture, or otherwise, or shall fail for a period of 30 days to make any required sinking fund payment as to a series of Securities, then, upon demand of the Trustee, the Corporation will pay to the Paying Agent for the benefit of the Holders of Securities of such series then outstanding the whole amount which then shall have become due and payable on all the Securities of such series, with interest on the overdue principal (and premium, if any) and (so far as the same may be legally enforceable) on the overdue installments of interest at the rate borne by the Securities of such series, and all amounts owing the Trustee and any predecessor trustee hereunder under Section 10.1(a).

          In case the Corporation shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or any other obligor upon the Securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Corporation or any other obligor upon the Securities of such series, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee and any predecessor trustee hereunder under Section 10.1, shall be for the ratable benefit of the Holders of such series of Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustee without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.

          Section 7.4     Control by Securityholders; Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of any series at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Securities of such series, provided, however, that, subject to the provisions of Section 10.1 and 10.2, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken or would be unduly prejudicial to Holders not joining in such direction or would involve the Trustee in personal liability. Prior to any declaration accelerating the Maturity of the Securities of any series, the Holders of a majority in aggregate principal amount of such series of Securities at the time outstanding may on behalf of the Holders of all of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of interest or the principal of the Securities of such series. Upon any such waiver the Corporation, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.4, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

          Section 7.5     Limitation on Suits. No Holder of any Security of any series shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such series of Securities, unless such Holder previously shall have given to the Trustee written notice of one or more of the Events of Default herein specified with respect to such series of Securities, and unless also the Holders of 25% in principal amount of the Securities of such series then outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, and unless also there shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after receipt of such notification, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and such notification, request and offer of indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any Holder of any Security of such series; it being understood and intended that no one or more of the Holders of Securities of such series shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the outstanding Securities of such series; provided, however, that nothing in this Indenture or in the Securities of such series shall affect or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Securities of such series to the respective Holders of such Securities at the respective due dates in such Securities stated, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce the payment thereof.

          Section 7.6     Trustee as Attorney-in-Fact. The Trustee is hereby appointed, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the Corporation shall be in Default in respect of the payment of the principal of, or interest on, any of the Securities), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Corporation or any other obligor upon the Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee hereunder and of the Holders of the Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor trustee hereunder and of any of such Holders in respect of any of the Securities; and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every taker or Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor, to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee any amount due it and any predecessor trustee hereunder under Section 10.1(a); provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Holder of Securities, any plan of reorganization or readjustment affecting the Securities or the rights of any Holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any Holder of any Securities in any such proceeding.

          Section 7.7     Priorities. Any moneys or properties collected by the Trustee with respect to a series of Securities under this Article 7 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys or properties and, in the case of the distribution of such moneys or properties on account of the Securities of any series, upon presentation of the Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due to the Trustee and any predecessor trustee hereunder under Section 10.1(a).

          Second: In case the principal of the outstanding Securities of such series shall not have become due and be unpaid, to the payment of interest on the Securities of such series, in the chronological order of the Maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by such Securities, such payments to be made ratably to the Persons entitled thereto.

          Third: In case the principal of the outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal and interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Securities of such series, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of such series, then to the payment of such principal and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest.

          Any surplus then remaining shall be paid to the Corporation or as directed by a court of competent jurisdiction.

          Section 7.8     Undertaking for Costs. All parties to this Indenture and each Holder of any Security, by such Holder’s acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.8 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more Holders of Securities holding in the aggregate more than 10% in principal amount of the Securities of any series outstanding, or to any action, suit or proceeding instituted by any Holder of Securities of any series for the enforcement of the payment of the principal of or premium, if any, or the interest on, any of the Securities of such series, on or after the respective due dates expressed in such Securities.

          Section 7.9     Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities of any series is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or of any Holder of the Securities of any series to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Article 7 to the Trustee and to the Holders of Securities of any series, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders of Securities of such series, as the case may be. In case the Trustee or any Holder of Securities of any series shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason or shall have been adjudicated adversely to the Trustee or to such Holder of Securities, then and in every such case the Corporation, the Trustee and the Holders of the Securities of such series shall severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the Holders of the Securities of such series shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.

ARTICLE 8.

CONCERNING THE SECURITYHOLDERS

          Section 8.1     Evidence of Action of Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depositary for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Corporation), or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article 8, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

          Section 8.2     Proof of Execution or Holding of Securities. Proof of the execution of any instrument by a Securityholder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

                    (a)     The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

                    (b)     The ownership of Securities of any series shall be proved by the Registrar of such Securities or by a certificate of the Registrar for such series.

                    (c)     The record of any Holders’ meeting shall be proved in the manner provided in Section 9.6.

                    (d)     The Trustee may require such additional proof of any matter referred to in this Section 8.2 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

                    (e)     If the Corporation shall solicit from the Holders of Securities of any series any action, the Corporation may, at its option fix in advance a record date for the determination of Holders of Securities entitled to take such action, but the Corporation shall have no obligation to do so. Any such record date shall be fixed at the Corporation’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the outstanding Securities of such series shall be computed as of such record date.

          Section 8.3     Persons Deemed Owners.

                    (a)     The Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and interest, if any, on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Corporation, the Trustee nor any agent of the Corporation or the Trustee shall be affected by notice to the contrary. All payments made to any Holder, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

                    (b)     None of the Corporation, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Section 8.4     Effect of Consents. After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a Holder of such series of Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

ARTICLE 9.

SECURITYHOLDERS’ MEETINGS

          Section 9.1     Purposes of Meetings. A meeting of Securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

                    (a)     to give any notice to the Corporation or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article 8;

                    (b)     to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 10;

                    (c)     to consent to the execution of an Indenture or of indentures supplemental hereto pursuant to the provisions of Section 12.2; or

                    (d)     to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

          Section 9.2     Call of Meetings by Trustee. The Trustee may at any time call a meeting of all Securityholders of all series that may be affected by the action proposed to be taken, to take any action specified in Section 9.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Securityholders of a series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders of Securities of such series at their addresses as they shall appear on the Registrar of the Corporation. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

          Section 9.3     Call of Meetings by Corporation or Securityholders. In case at any time the Corporation or the Holders of at least 10% in aggregate principal amount of the Securities of a series (or of all series, as the case may be) then outstanding that may be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Securityholders of such series (or of all series), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Corporation or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.1, by mailing notice thereof as provided in Section 9.2.

          Section 9.4     Qualifications for Voting. To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a Holder of one or more Securities affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Corporation and its counsel.

          Section 9.5     Regulation of Meetings.

                    (a)     Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.

                    (b)     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Corporation or by Securityholders as provided in Section 9.3, in which case the Corporation or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

                    (c)     At any meeting of Securityholders of a series, each Securityholder of such series of such Securityholder’s proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series outstanding held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or her or instruments in writing as aforesaid duly designating him or her as the Person to vote on behalf of other Securityholders. At any meeting of the Securityholders duly called pursuant to the provisions of Section 9.2 or 9.3 the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

          Section 9.6     Voting. The vote upon any resolution submitted to any meeting of Securityholders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts of the Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.2. The record shall show the principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Corporation and the other to the Trustee to be preserved by the Trustee.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          Section 9.7     No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of such series under any of the provisions of this Indenture or of the Securities of such series.

ARTICLE 10.

TRUSTEE

          Section 10.1    Rights of Trustees; Compensation and Indemnity. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Securities agree:

                    (a)     The Trustee shall be entitled to such compensation as the Corporation and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Corporation shall reimburse the Trustee promptly upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee (including the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence, bad faith or willful misconduct.

          The Corporation also agrees to indemnify each of the Trustee and any predecessor Trustee hereunder for, and to hold it harmless against, any and all loss, liability, damage, claim, or expense incurred without its own negligence, bad faith or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those attributable to its own negligence, willful misconduct or bad faith. The Trustee shall notify the Corporation promptly of any claim of which it may seek indemnity. The Corporation shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel of its selection and the Corporation shall pay the reasonable fees and expenses of such counsel. The Corporation need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          As security for the performance of the obligations of the Corporation under this Section 10.1(a), the Trustee shall have a lien upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay principal of and interest on any Securities. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Corporation to compensate and indemnify the Trustee under this Section 10.1(a) shall survive the resignation or removal of the Trustee, the termination of this Indenture and any satisfaction and discharge under Article 11. When the Trustee incurs expenses or renders services after an Event of Default specified in clause (4) or (5) of Section 7.1 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.

                    (b)     The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                    (c)     The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Corporation; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Corporation are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Corporation of any Securities, or the proceeds of any Securities, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

                    (d)     The Trustee may consult with counsel of its selection, and, to the extent permitted by Section 10.2, any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustee hereunder in good faith and in accordance with such Opinion of Counsel.

                    (e)     The Trustee, to the extent permitted by Section 10.2, may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Corporation as to the adoption of any Board Resolution or resolution of the stockholders of the Corporation, and any request, direction, order or demand of the Corporation mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon, an Officers’ Certificate of the Corporation (unless other evidence in respect thereof be herein specifically prescribed).

                    (f)     Subject to Section 10.4, the Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the TIA, may otherwise deal with the Corporation with the same rights it would have had if it were not the Trustee or such agent.

                    (g)     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Corporation.

                    (h)     Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.

                    (i)     Subject to the provisions of Section 10.2, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                    (j)     Subject to the provisions of Section 10.2, the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless one or more of the Holders of the Securities shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it therein or thereby.

                    (k)     Subject to the provisions of Section 10.2, the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

                    (l)     Except with respect to Section 5.1, the Trustee shall have no duty to inquire as to the performance of the Corporation with respect to the covenants contained in Article 5. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 5.1, 7.1(a), 7.1(b) or 7.1(c) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                    (m)    Subject to the provisions of the first paragraph of Section 10.2, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit.

                    (n)     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

          Section 10.2     Duties of Trustee.

                    (a)     If one or more of the Events of Default specified in Section 7.1 with respect to the Securities of any series shall have happened, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

                    (b)     None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

(1) unless and until an Event of Default specified in Section 7.1 with respect to the Securities of any series shall have happened which at the time is continuing,

               (i)     the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

               (ii)    the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein);

                    (2) the Trustee shall not be liable to any Holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (3) the Trustee shall not be liable to any Holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Securityholders given as provided in Section 7.4, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture.

                    (c)     None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                    (d)     Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 10.2.

          Section 10.3     Notice of Defaults. Within 90 days after the occurrence thereof, and if known to the Trustee, the Trustee shall give to the Holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the Registrar of the Corporation, unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 7.1, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section). Except in the case of a Default or Event of Default in payment of the principal of or interest on any of the Securities of such series when and as the same shall become payable, or to make any sinking fund payment as to Securities of the same series, the Trustee shall be protected in withholding such notice, if and so long as a Responsible Officer or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series.

          Section 10.4     Eligibility; Disqualification.

                    (a)     The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.4, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                    (b)     The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Corporation are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(i) are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. If Section 310(b) of the TIA is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 10.4 shall be automatically amended to incorporate such changes.

          Section 10.5     Registration and Notice; Removal. The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Corporation notice in writing. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee and the delivery to the Corporation of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities of such series then outstanding, specifying such removal and the date when it shall become effective.

          If at any time:

                    (1)     the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Corporation or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

                    (2)     the Trustee shall cease to be eligible under Section 10.4 and shall fail to resign after written request therefor by the Corporation or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

                    (3)     the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Corporation by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Securityholder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

          Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification provided in Section 10.1(a) shall survive its resignation or removal.

          Section 10.6     Successor Trustee by Appointment.

                    (a)     In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 10.4(b), in which event the vacancy shall be filled as provided in said subdivision), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities of one or more series, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series) may be appointed by the Holders of a majority in principal amount of the Securities of that or those series then outstanding, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Corporation and the other with the successor Trustee; but, until a successor Trustee shall have been so appointed by the Holders of Securities of that or those series as herein authorized, the Corporation, or, in case all or substantially all the assets of the Corporation shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Securities of such series. Subject to the provisions of Sections 10.4 and 10.5, upon the appointment as aforesaid of a successor Trustee with respect to the Securities of any series, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder. After any such appointment other than by the Holders of Securities of that or those series, the Person making such appointment shall forthwith cause notice thereof to be mailed to the Holders of Securities of such series at their addresses as the same shall then appear on the Registrar of the Corporation but any successor Trustee with respect to the Securities of such series so appointed shall, immediately and without further act, be superseded by a successor Trustee appointed by the Holders of Securities of such series in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Corporation, or by such receivers, trustees or assignees.

                    (b)     If any Trustee with respect to the Securities of one or more series shall resign or be removed and a successor Trustee shall not have been appointed by the Corporation or by the Holders of the Securities of such series or, if any successor Trustee so appointed shall not have accepted its appointment within 30 days after such appointment shall have been made, the resigning Trustee at the expense of the Corporation may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 10.6 within three months after such appointment might have been made hereunder, the Holder of any Security of the applicable series or any retiring Trustee at the expense of the Corporation may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

                    (c)     Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Corporation, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder, subject nevertheless to its lien provided for in Section 10.1(a). Nevertheless, on the written request of the Corporation or of the successor Trustee or of the Holders of at least 10% in principal amount of the Securities of such series then outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee, subject nevertheless to its lien provided for in Section 10.1(a); and, upon request of any such successor Trustee and the Corporation shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

          Section 10.7     Successor Trustee by Merger. Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article 10. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          Section 10.8     Right to Rely on Officers’ Certificate. Subject to Section 10.2, and subject to the provisions of Section 16.3 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate with respect thereto delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

          Section 10.9     Appointment of Authenticating Agent. The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Corporation to authenticate the Securities, and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

          Each Authenticating Agent shall at all times be a corporation organized and doing business and in good standing under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article 10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article 10, it shall resign immediately in the manner and with the effect specified in this Article 10.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Article 10, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Corporation. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Corporation. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 10.9, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Corporation and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 10.9.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 10.9, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 10.1.

          Section 10.10    Communications by Securityholders with Other Securityholders. Holders of Securities may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA with respect to such communications.

ARTICLE 11.

SATISFACTION, DISCHARGE AND DEFEASANCE

          Section 11.1     Applicability of Article. If, pursuant to Section 3.1, provision is made for the defeasance of Securities of a series and if the Securities of such series are denominated and payable only in U.S. Dollars (except as provided pursuant to Section 3.1), then the provisions of this Article shall be applicable except as otherwise specified pursuant to Section 3.1 for Securities of such series. Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 3.1.

          Section 11.2     Satisfaction and Discharge of Indenture. This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Company Order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and rights to receive payments of principal of and premium, if any, and interest on such Securities) and the Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when,

                    (a)     either:

                    (1)     all Securities of such series theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.7 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Corporation and thereafter repaid to the Corporation or discharged from such trust have been delivered to the Trustee for cancellation; or

(2) all Securities of such series not theretofore delivered to the Trustee for cancellation,

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

               (C)     are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Corporation, and the Corporation, and in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee or Paying Agent as trust funds in trust for the purpose an amount in the Currency in which such Securities are denominated (except as otherwise provided pursuant to Section 3.1) sufficient to pay and discharge the entire indebtedness on such Securities for principal and premium, if any, and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Corporation within 91 days after the deposit and the Trustee is required to return the moneys then on deposit with the Trustee to the Corporation, the obligations of the Corporation under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

                    (b)     the Corporation has paid or caused to be paid all other sums payable hereunder by the Corporation; and

                    (c)     the Corporation has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Corporation to the Trustee under Section 11.1 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (a)(i) of this Section, the obligations of the Trustee under Section 11.7 shall survive.

          Section 11.3     Defeasance upon Deposit of Moneys or U.S. Government Obligations. At the Corporation’s option, either (a) the Corporation shall be deemed to have been Discharged (as defined below) from its obligations with respect to Securities of any series on the first day after the applicable conditions set forth below have been satisfied (a “Defeasance”) or (b) the Corporation shall cease to be under any obligation to comply with any term, provision or condition set forth in Article 6 and Section 14.2 with respect to Securities of any series (and, if so specified pursuant to Section 3.1, any other restrictive covenant added for the benefit of such series pursuant to Section 3.1) at any time after the applicable conditions set forth below have been satisfied (a “Covenant Defeasance”) (such action under clauses (a) or (b) of this paragraph in no circumstance may be construed as an Event of Default under Section 7.1):

                    (a)     The Corporation shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and interest on, the outstanding Securities of such series on the dates such installments of interest or principal and premium are due;

                    (b)     No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit);

                    (c)     The Corporation shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Corporation’s exercise of its option under this Section and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the Securities of such series being Discharged accompanied by a ruling to that effect received from or published by the Internal Revenue Service;

                    (d)     The Corporation shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Defeasance or Covenant Defeasance under this Indenture have been complied with;

                    (e)     If the monies or U.S. Government Obligations or combination thereof, as the case may be, deposited in accordance with clause (a) above are sufficient to pay the principal of, premium, if any, on, and interest, if any, on and, to the extent provided in such clause (a), the Corporation shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in and pursuant to this Indenture; and

                    (f)     Notwithstanding any other provisions of this Section 11.3, such Defeasance or Covenant Defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Corporation in connection therewith pursuant to Section 3.1.

          “Discharged” means that the Corporation shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (a) above, payment of the principal of and premium, if any, and interest on such Securities when such payments are due, (B) the Corporation’s obligations with respect to Securities of such series under Sections 3.6, 3.7, 3.4, 11.6 and 11.7 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

          “U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely of payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

          Section 11.4     Repayment to Corporation. The Trustee and any Paying Agent shall promptly pay to the Corporation (or to its designee) upon Company Order any excess moneys or U.S. Government Obligations held by them at any time, including any such moneys or obligations held by the Trustee under any escrow trust agreement entered into pursuant to Section 11.6.

          Section 11.5     Indemnity for U.S. Government Obligations. The Corporation shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

          Section 11.6     Deposits to Be Held in Escrow. Any deposits with the Trustee referred to in Section 11.3 above shall be irrevocable (except to the extent provided in Sections 11.4 and 11.7) and shall be made under the terms of an escrow trust agreement. If any outstanding Securities of a series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Corporation shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation. The agreement shall provide that, upon satisfaction of any mandatory sinking fund payment requirements, whether by deposit of moneys, application of proceeds of deposited U.S. Government Obligations or, if permitted, by delivery of Securities, the Trustee shall pay or deliver over to the Corporation as excess moneys pursuant to Section 11.4 all funds or obligations then held under the agreement and allocable to the sinking fund payment requirements so satisfied.

          If Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Corporation or pursuant to optional sinking fund payments, the applicable escrow trust agreement may, at the option of the Corporation, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Corporation to deposit with the Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the Trustee shall pay or deliver over to the Corporation as excess funds pursuant to Section 11.4 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed. In the case of exercise of optional sinking fund payment rights by the Corporation, such agreement shall, at the option of the Corporation, provide that upon deposit by the Corporation with the Trustee of funds pursuant to such exercise the Trustee shall pay or deliver over to the Corporation as excess funds pursuant to Section 12.04 all funds or obligations then held under such agreement for such series and allocable to the Securities to be redeemed.

          Section 11.7     Application of Trust Money.

                    (a)     Neither the Trustee nor any other Paying Agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Corporation in writing to pay thereon. Any moneys so deposited for the payment of the principal of, or premium, if any, or interest on the Securities of any series and remaining unclaimed for two years after the date of the Maturity of the Securities of such series or the date fixed for the redemption of all the Securities of such series at the time outstanding, as the case may be, shall be repaid by the Trustee or such other Paying Agent to the Corporation upon its written request and thereafter, anything in this Indenture to the contrary notwithstanding, any rights of the Holders of Securities of such series in respect of which such moneys shall have been deposited shall be enforceable only against the Corporation, and all liability of the Trustee or such other Paying Agent with respect to such moneys shall thereafter cease.

                    (b)     Subject to the provisions of the foregoing paragraph, any moneys which at any time shall be deposited by the Corporation or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of, premium, if any, and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the Trustee or such other Paying Agent in trust for the respective Holders of the Securities for the purpose for which such moneys shall have been deposited; but such moneys need not be segregated from other funds except to the extent required by law.

          Section 11.8     Deposits of Non-U.S. Currencies. Notwithstanding the foregoing provisions of this Article, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be as set forth in the Officers’ Certificate or established in the supplemental indenture under which the Securities of such series are issued.

ARTICLE 12.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Section 12.1     Without Consent of Holders. Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, the Corporation and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any one or more of or all of the following purposes:

                    (a)     to add to the covenants and agreements of the Corporation, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the Holders of all or any series of the Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Corporation;

                    (b)     to delete or modify any Events of Default with respect to all or any series of the Securities which are not then outstanding and the form and terms of which are being established pursuant to such supplemental indenture as permitted in Section 3.1 (and, if any such Event of Default is applicable to fewer than all such series of the Securities, specifying the series to which such Event of Default is applicable), and to specify the rights and remedies of the Trustee and the Holders of such Securities in connection therewith;

                    (c)     to add to or change any of the provisions of this Indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

                    (d)     to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

                    (e)     to evidence the succession of another corporation to the Corporation, or successive successions, and the assumption by such successor of the covenants and obligations of the Corporation contained in the Securities of one or more series and in this Indenture or any supplemental indenture;

                    (f)     to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 10.6(c);

                    (g)     to secure any series of Securities;

                    (h)     to evidence any changes to this Indenture pursuant to Sections 10.5, 10.6 or 10.7 hereof as permitted by the terms thereof;

                    (i)     to cure any ambiguity or to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to conform the terms hereof, as amended and supplemented, that are applicable to the Securities of any series to the description of the terms of such Securities in the offering memorandum, prospectus supplement or other offering document applicable to such Securities at the time of initial sale thereof;

                    (j)     to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the TIA;

                    (k)     to add guarantors or co-obligors with respect to any series of Securities or to release guarantors from their guarantees of Securities in accordance with the terms of the applicable series of Securities;

                    (l)     to make any change in any series of Securities that does not adversely affect in any material respect the interests of the Holders of such Securities;

                    (m)     to provide for uncertificated securities in addition to certificated securities;

                    (n)     to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities;

                    (o)     to prohibit the authentication and delivery of additional series of Securities; or

                    (p)     to establish the form and terms of Securities of any series as permitted in Section 3.1, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

          Subject to the provisions of Section 12.8, the Trustee is authorized to join with the Corporation in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

          Any supplemental indenture authorized by the provisions of this Section 12.1 may be executed by the Corporation and the Trustee without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 12.2.

          Section 12.2     With Consent of Holders. (a) With the consent of the Holders (evidenced as provided in Article 8) of a majority in aggregate principal amount of the outstanding Securities of each series affected by such supplemental indenture voting separately, the Corporation and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security of each such series affected thereby,

                    (1)     extend the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or extend the Stated Maturity of, or change the place of payment where, or the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.2, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or materially adversely affect the economic terms of any right to convert or exchange any Security as may be provided pursuant to Section 3.1; or

                    (2)     reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture; or

                    (3)     modify any of the provisions of this Section or Section 7.4, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 10.6 and 12.1(f); or

(4) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

                    (b)     A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

                    (c)     It shall not be necessary for the consent of the Securityholders under this Section 12.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                    (d)     The Corporation may set a record date for purposes of determining the identity of the Holders of each series of Securities entitled to give a written consent or waive compliance by the Corporation as authorized or permitted by this Section. Such record date shall not be more than 30 days prior to the first solicitation of such consent or waiver or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 312 of the TIA.

                    (e)     Promptly after the execution by the Corporation and the Trustee of any supplemental indenture pursuant to the provisions of this Section 12.2, the Corporation shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities at their addresses as the same shall then appear in the Registrar of the Corporation. Any failure of the Corporation to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          Section 12.3     Compliance with Trust Indenture Act of 1939. Every amendment to or supplement of this Indenture or the Securities shall conform to the requirements of the TIA as then in effect.

          Section 12.4     Effect of Execution of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 12, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Corporation and the Holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          Section 12.5     Notation on or Exchange of Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Corporation or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Corporation, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Corporation and authenticated and delivered by the Trustee in exchange for the Securities then outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of the Securities.

          Section 12.6     Trustee to Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive, and (subject to Section 10.1) shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

          Section 12.7     Trustee Protected. Upon the request of the Corporation, accompanied by the Officers’ Certificate and Opinion of Counsel required by Section 16.3 and evidence reasonably satisfactory to the Trustee of consent of the Holders if the supplemental indenture is to be executed pursuant to Section 12.2, the Trustee shall join with the Corporation in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture. The Trustee shall be fully protected in relying upon such Officers’ Certificate and an Opinion of Counsel.

ARTICLE 13.

SINKING FUNDS

          Section 13.1     Applicability of Sinking Fund.

                    (a)     Redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities of a series by the terms of such series of Securities shall be made in accordance with such terms of such series of Securities and this Article, except as otherwise specified pursuant to Section 3.1 for Securities of such series, provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

                    (b)     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” If provided for by the terms of Securities of any series, the cash amount of any Mandatory Sinking Fund Payment may be subject to reduction as provided in Section 13.2.

          Section 13.2     Mandatory Sinking Fund Obligation. The Corporation may, at its option, satisfy any Mandatory Sinking Fund Payment obligation, in whole or in part, with respect to a particular series of Securities by (a) delivering to the Trustee Securities of such series in transferable form theretofore purchased or otherwise acquired by the Corporation or redeemed at the election of the Corporation pursuant to Section 4.4 or (b) receiving credit for Securities of such series (not previously so credited) acquired by the Corporation and theretofore delivered to the Trustee. The Trustee shall credit such Mandatory Sinking Fund Payment obligation with an amount equal to the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such Mandatory Sinking Fund Payment shall be reduced accordingly. If the Corporation shall elect to so satisfy any Mandatory Sinking Fund Payment obligation, it shall deliver to the Trustee not less than 45 days prior to the relevant sinking fund payment date a written notice signed on behalf of the Corporation by its Chairman of the Board of Directors, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers, which shall designate the Securities (and portions thereof, if any) so delivered or credited and which shall be accompanied by such Securities (to the extent not theretofore delivered) in transferable form. In case of the failure of the Corporation, at or before the time so required, to give such notice and deliver such Securities the Mandatory Sinking Fund Payment obligation shall be paid entirely in moneys.

          Section 13.3     Optional Redemption at Sinking Fund Redemption Price. In addition to the sinking fund requirements of Section 13.2, to the extent, if any, provided for by the terms of a particular series of Securities, the Corporation may, at its option, make an Optional Sinking Fund Payment with respect to such Securities. Unless otherwise provided by such terms, (a) to the extent that the right of the Corporation to make such Optional Sinking Fund Payment shall not be exercised in any year, it shall not be cumulative or carried forward to any subsequent year, and (b) such optional payment shall operate to reduce the amount of any Mandatory Sinking Fund Payment obligation as to Securities of the same series. If the Corporation intends to exercise its right to make such optional payment in any year it shall deliver to the Trustee not less than 45 days prior to the relevant sinking fund payment date a certificate signed by its Chairman of the Board of Directors, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers stating that the Corporation will exercise such optional right, and specifying the amount which the Corporation will pay on or before the next succeeding sinking fund payment date. Such certificate shall also state that no Event of Default has occurred and is continuing.

          Section 13.4     Application of Sinking Fund Payment.

                    (a)     If the sinking fund payment or payments made in funds pursuant to either Section 13.2 or 13.3 with respect to a particular series of Securities plus any unused balance of any preceding sinking fund payments made in funds with respect to such series shall exceed $100,000 (or a lesser sum if the Corporation shall so request, or such equivalent sum for Securities denominated other than in U.S. Dollars), it shall be applied by the Trustee on the sinking fund payment date next following the date of such payment, unless the date of such payment shall be a sinking fund payment date, in which case such payment shall be applied on such sinking fund payment date, to the redemption of Securities of such series at the Redemption Price specified pursuant to Section 4.3(b). The Trustee shall select, in the manner provided in Section 3.1, for redemption on such sinking fund payment date, a sufficient principal amount of Securities of such series to absorb said funds, as nearly as may be, and shall, at the expense and in the name of the Corporation, thereupon cause notice of redemption of the Securities to be given in substantially the manner provided in Section 4.4(a) for the redemption of Securities in part at the option of the Corporation, except that the notice of redemption shall also state that the Securities are being redeemed for the sinking fund. Any sinking fund moneys not so applied by the Trustee to the redemption of Securities of such series shall be added to the next sinking fund payment received in funds by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 13.4. Any and all sinking fund moneys held by the Trustee on the last sinking fund payment date with respect to Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee to the payment of the principal of the Securities of such series at Maturity.

                    (b)     On or prior to each sinking fund payment date, the Corporation shall pay to the Trustee a sum equal to all interest accrued to but not including the date fixed for redemption on Securities to be redeemed on such sinking fund payment date pursuant to this Section 13.4.

                    (c)     The Trustee shall not redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) of which the Trustee has actual knowledge, except that if the notice of redemption of any Securities of such series shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if funds sufficient for that purpose shall be deposited with the Trustee in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund at the time any such Default or Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of all the Securities of such series; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys are required to be applied pursuant to the provisions of this Section 13.4.

ARTICLE 14.

REPORTS BY THE CORPORATION AND THE TRUSTEE AND SECURITYHOLDERS’ LIST

          Section 14.1     Reports by Trustee.

                    (a)     So long as any Securities are outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided therein. If required by Section 313(a) of the TIA, the Trustee shall, within 60 days after each anniversary following the date of this Indenture deliver to Holders a brief report which complies with the provisions of such Section 313(a).

                    (b)     The Trustee shall, at the time of the transmission to the Holders of Securities of any report pursuant to the provisions of this Section 14.1, file a copy of such report with each stock exchange upon which the Securities are listed, if any, and also with the SEC in respect of a Security listed and registered on a national securities exchange, if any. The Corporation agrees to notify the Trustee when, as and if the Securities become listed on any stock exchange or any delisting thereof.

          The Corporation will reimburse the Trustee for all expenses incurred in the preparation and transmission of any report pursuant to the provisions of this Section 14.1 and of Section 14.2.

          Section 14.2     Reports by the Corporation. The Corporation shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided in the TIA; provided that, unless available on EDGAR, any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 days after the same is filed with the SEC; and provided further, that the filing of the reports specified in Section 13 or 15(d) of the Exchange Act by an entity that is the direct or indirect parent of the Corporation will satisfy the requirements of this Section 14.2 so long as such entity is an obligor or guarantor on the Securities; and provided further that the reports of such entity will not be required to include condensed consolidating financial information for the Corporation in a footnote to the financial statements of such entity.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

          Section 14.3     Securityholders’ Lists. The Corporation covenants and agrees that it will furnish or cause to be furnished to the Trustee:

                    (a)     semi-annually, within 15 days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities to which such Record Date applies, as of such Record Date, and

                    (b)     at such other times as the Trustee may request in writing, within 30 days after receipt by the Corporation of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

ARTICLE 15.

IMMUNITY OF CERTAIN PERSONS

          Section 15.1     No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or for any claim based thereon or otherwise in respect thereof or of the Debt represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or of any successor corporation, either directly or through the Corporation or any successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or of any successor corporation, either directly or through the Corporation or any successor corporation, because of the incurring of the Debt hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.

ARTICLE 16.

MISCELLANEOUS

          Section 16.1     TIA Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

          Section 16.2     Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, sent by facsimile or electronic delivery, or mailed by first-class mail addressed as follows:

if to the Corporation:

St. Jude Medical, Inc.
Attention: Chief Financial Officer
One St. Jude Medical Drive
St. Paul, Minnesota 55117

if to the Trustee:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attn: Corporate Trust Administration
Fax: (651) 495-8097

          The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Section 16.3     Certificates and Opinions as to Conditions Precedent.

                    (a)     Upon any request or application by the Corporation to the Trustee to take any action under any of the provisions of this Indenture, the Corporation shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

                    (b)     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the Person giving such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the view or opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the view or opinion of such Person, such condition or covenant has been complied with.

                    (c)     Any certificate, statement or opinion of an officer of the Corporation may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Corporation stating that the information with respect to such factual matters is in the possession of the Corporation, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

                    (d)     Any certificate, statement or opinion of an officer of the Corporation or of counsel to the Corporation may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

                    (e)     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                    (f)     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 16.4     Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 16.5     Notices to Securityholders; Waiver. Any notice required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided),

                    (a)     if to Holders, if given in writing by first class mail, postage prepaid, to such Holders at their addresses as the same shall appear on the Registrar of the Corporation.

                    (b)     In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

                    (c)     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail; neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

          Section 16.6     Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

          Section 16.7     Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 16.8     Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties hereto and their successors and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Securities.

          Section 16.9     Counterparts Originals. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 16.10   Legal Holidays. Unless otherwise specified pursuant to Section 3.1, in any case where any Interest Payment Date, Redemption Date or Maturity of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal and premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

          Section 16.11   Governing Law. This Indenture and the Securities shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

          EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ST JUDE MEDICAL, INC.,
as Issuer

By:	/s/ John C. Heinmiller
Name: John C. Heinmiller
Title: Executive Vice President and Chief Financial Officer

U.S BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President